EXHIBIT 10.14



                               CRC HOLDINGS CORP.
                                   OPTION PLAN


                                    RECITALS

      A. Effective as of May 20, 1998 (the "Effective Date"), the Board of Directors of CRC Holdings Corp., a Delaware corporation (the "Company"), hereby adopts this Option Plan (the "Plan") for certain officers and employees of the Company (collectively, "Employees" and individually, a "Employee").

      B. It is the purpose of this Plan to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected Employees and giving such Employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress, by granting to such persons options to acquire additional shares of common stock of the Company, subject to the terms and conditions described below.

                                    ARTICLE I
                                     GENERAL

      1.1 DEFINITIONS. Terms used in this Plan and not otherwise defined shall have the respective meanings assigned to such terms in the Bylaws of the Company (the "Bylaws") and the following terms shall have the following meanings:

            "BOARD" means the Board of Directors of the Company.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMMON STOCK" shall mean the common stock, $.01 par value per share, of the Company.

            "EMPLOYEE" means an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code or an independent contractor or consultant retained to provide services to the Company or its affiliates on a frequent and recurring basis.

            "EXPIRATION DATE" means 6:00 P.M. Houston, Texas time, on May 31, 2003.

            "HOLDER" means any Employee to whom an Option has been granted under this Plan.

            "OPTION" any option granted to a Employee hereunder, which shall be in the form of Exhibit A hereto.

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            "OPTIONS" collectively all Options granted to Employees hereunder.

                                   ARTICLE II
                                 ADMINISTRATION

      The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have full authority, discretion or power to select the Employees who will receive Options and, subject to the aggregate limitations set forth herein, to set the number of shares of Common Stock to be covered by each Option granted to a Employee and the decisions of the Board relating to such matters shall be final and binding upon the Company and the Employees. The Board shall have no authority, discretion or power to set the exercise price or the period within which the Options so granted may be exercised, or to alter any other terms or conditions specified herein.

      Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as they shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The Board shall incur no liability by reason of any action or determination made in good faith with respect to the Plan or any option agreement entered into pursuant to the Plan.


                                   ARTICLE III
                                GRANT OF OPTIONS

      3.1 OPTION AGREEMENTS. Each Option granted under the Plan to a Employee shall be evidenced by a written option agreement, which agreement shall be entered into by the Company and the Employee to whom the Option is granted. The agreements for each Option shall be in substantially the form set forth in Exhibit A hereto, respectively, with appropriate insertions of the name of the optionee and the number of shares for which such option may be exercised.

      3.2 MAXIMUM NUMBER OF SHARES SUBJECT TO OPTIONS. The total number of shares which may be acquired upon exercise of all Options granted pursuant to the Plan (the "Option Shares") shall be 15,454.

      3.3 INITIAL GRANT OF OPTIONS. Options shall be initially granted as of the Effective Date to each of the parties listed on attachment I hereto to purchase the number of shares set forth opposite their respective names.

      3.4 SUBSEQUENT GRANT OF OPTIONS. After the initial grant of options pursuant to Section 3.3, the Board may at any time grant any of 4,158 remaining Options authorized under this Plan to any person then serving as a Employee of the Company on the date of such grant, subject to the limitations described in
Section 3.2.


                                   ARTICLE IV
                               GENERAL PROVISIONS


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      4.1 TERMINATION OF PLAN. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall wholly cease and expire at the close of business on the sixth anniversary of the Effective Date. After termination of the Plan, no Options shall be granted under this Plan, but the Corporation shall continue to recognize Options previously granted to the extent such Options shall not have expired.

      4.2 AMENDMENT OF PLAN. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan.

      4.3 TREATMENT OF PROCEEDS. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

      4.4 EFFECTIVENESS. This Plan shall become effective as of the Effective Date.

      4.5 PARAGRAPH HEADINGS. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.